EXHIBIT 99.6



                             JOINT FILING AGREEMENT

         The undersigned hereby agree that the Statement on Schedule 13D filed herewith (and any amendments thereto), relating to the Limited Voting Shares of Four Seasons Hotels Inc., is being filed jointly with the Securities Exchange Commission pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, on behalf of each such person.


Dated:  November 8, 2006                           TRIPLES HOLDINGS LIMITED



                                                   By:   /s/ Isadore Sharp
                                                      --------------------------
                                                   Name:     Isadore Sharp
                                                   Title:    President




                                                       /s/ Isadore Sharp
                                                   --------------------------
                                                           Isadore Sharp